UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.

)

Filed
by the Registrant  ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Xometry, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF

Annual Meeting of Stockholders

Xometry

April 28, 2023

Dear Fellow Stockholders:

In 2022, we made significant progress in fulfilling our mission of digitizing one of the most-important industries in the world. We continued to expand and enhance our global online marketplace, rapidly expanded our buyer and supplier networks and introduced new products and services for our customers.

Our AI-driven global marketplace is playing an instrumental role in helping buyers create locally resilient supply chains and manufacturers grow their businesses.

We are proud of what we accomplished in 2022, and our team continues to work diligently to deliver comprehensive solutions that benefit buyers and suppliers.

We are pleased to invite you to attend the 2023 Annual Meeting of Stockholders of Xometry, Inc., a Delaware corporation (“Xometry”) to be held virtually on June 20, 2023 at 11:00 a.m., Eastern Time. To provide expanded access from locations around the world and to lower costs, we are continuing with a virtual format for our 2023 Annual Meeting, which will be held solely online via live webcast. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person.

You will be able to attend the Annual Meeting, ask your questions and vote your shares during the meeting by visiting https://meetnow.global/M4TPYZL and entering the control number located on the Notice of Internet Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders, your proxy card or voting instruction form. Additional details regarding access to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of 2023 Annual Meeting of Stockholders and proxy statement. Please note that supported browsers include Chrome, MS Edge, Firefox and Safari.

We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy statement and our 2022 Annual Report. The notice contains instructions on how to access those documents over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2022 Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials you received in the mail.

On behalf of the Xometry Board of Directors and employees, we thank you for your continued support and look forward to speaking with you at the Annual Meeting.

Sincerely,

Randy Altschuler

Chief Executive Officer

XOMETRY, INC.

6116 Executive Boulevard

Suite 800

North Bethesda, Maryland 20852

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	June 20, 2023

Time:	11:00 a.m., Eastern Time

Location:	The Annual Meeting can be accessed by visiting https://meetnow.global/M4TPYZL and entering your control number included in the Notice of Internet Availability of Proxy Materials. Please note that the Annual Meeting website is not supported by Internet Explorer.

Record Date:

The Record Date for the Annual Meeting is April 26, 2023. Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof. On the Record Date, there were 45,167,421 shares of Class A common stock and 2,676,154 shares of Class B common stock outstanding and entitled to vote (together, the “common stock”). Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to twenty votes per share of Class B common stock. The holders of shares of common stock will vote together as a single class on all matters submitted to a vote at the Annual Meeting.

Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Items of Business:

The Annual Meeting will be held for the following purposes, which are more fully described in the proxy statement accompanying this Notice:

(1)   To elect the Board of Directors’ three nominees for Class II directors, George Hornig, Fabio Rosati and Katharine Weymouth, each to hold office until our Annual Meeting of Stockholders in 2026.

(2)   To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this Notice.

(3)   To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.

(4)   To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

(5)   To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you expect to attend the virtual Annual Meeting, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement.

Even if you have voted by proxy, you may still vote online during the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote online at the Annual Meeting, you must obtain a proxy issued in your name from that agent to vote your shares that are held in such agent’s name and account.

Sincerely,

Kristie Scott
General Counsel and Secretary

North Bethesda, Maryland
April 28, 2023

i

GENERAL INFORMATION

XOMETRY, INC.

6116 Executive Boulevard

Suite 800

North Bethesda, Maryland 20852

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a Notice of Internet Availability of Proxy Materials on the internet instead of a full set of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Proxy Materials (as defined below) over the Internet. Accordingly, we have sent you a Notice of Internet Availability because the Board of Directors of Xometry, Inc. (the “Board”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Xometry, Inc., including at any adjournments or postponements thereof, to be held on Tuesday, June 20, 2023 at 11:00 a.m., Eastern Time. The Annual Meeting can be accessed by visiting https://meetnow.global/M4TPYZL . Please note that supported browsers include Chrome, MS Edge, Firefox and Safari.

The Notice of 2023 Annual Meeting of Stockholders (“Notice of Annual Meeting”), this proxy statement, the proxy card or voting instruction form, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report” and, together with the proxy statement and proxy card or voting instruction form, the “Proxy Materials”) are available to stockholders on the Internet.

The Notice of Internet Availability will provide instructions as to how a stockholder of record may access and review the Proxy Materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent by mail or email to the stockholder of record. The Notice of Internet Availability will also provide voting instructions. Please note that, while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice of Internet Availability on or about May 8, 2023 to all stockholders of record entitled to vote at the Annual Meeting. The Proxy Materials will be made available to stockholders on the Internet on the same date.

In this proxy statement, we refer to Xometry, Inc. as “Xometry,” “we” or “us.”

Will I receive any other Proxy Materials by mail?

You will not receive any additional Proxy Materials via mail unless you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice of Internet Availability.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 26, 2023 (the “Record Date”).

How do I attend the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on the Record Date, or if you hold a valid proxy for the meeting. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person.

The Annual Meeting will begin promptly at 11:00 a.m., Eastern Time, on Tuesday, June 20, 2023. To participate in the Annual Meeting, you will need to visit https://meetnow.global/M4TPYZL and enter the control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, as applicable. If your shares are held by a broker, use the control number provided by your broker found on your notice or voting instruction form.

We recommend that you log in a few minutes before the Annual Meeting to ensure that you are logged in when the meeting starts. Please follow the registration instructions as outlined in this proxy statement. Information on how to vote online during the Annual Meeting is discussed below.

What do I do if I have technical difficulties in connection with the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at https://meetnow.global/M4TPYZL. Technical support will be available starting at 7:00 a.m., Eastern Time, on June 20, 2023.

How do I register to attend the Annual Meeting?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare Trust Company, N.A. (“Computershare”)), you do not need to register to attend the Annual Meeting. Please follow the instructions on the notice or proxy card that you received to join the Annual Meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting or to vote or ask questions during the Annual Meeting.

To register to attend the Annual Meeting you must submit proof of your proxy power (“Legal Proxy”) reflecting your holdings in our capital stock along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 15, 2023. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to Computershare as follows:

By email:	Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com.

By mail:	Computershare Trust Company, N.A.
Xometry Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

How do I ask a question at the Annual Meeting?

Only stockholders of record as of the Record Date may submit questions or comments that may be addressed during the Annual Meeting. If you would like to submit a question, you may do so by going to https://meetnow.global/M4TPYZL and entering the control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, as applicable. If your shares are held by a broker, use the control number provided by your broker found on your notice or voting instruction form.

In accordance with the rules of conduct, we ask that you limit your questions to questions that are relevant to the Annual Meeting or our business and that such questions are respectful of your fellow stockholders and meeting participants. Questions and answers may be grouped by topic, and substantially similar questions may be grouped and answered once. In addition, questions may be ruled out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the stockholder’s own personal, political or business interests.

Will a list of record stockholders as of the record date be available?

A list of stockholders entitled to vote at the meeting will be available for examination during normal business hours by any stockholder for any purpose germane to the meeting for the ten days ending the day prior to the meeting at our offices. Please email legal@xometry.com to arrange for an in-person examination. The stockholder list will also be available electronically during the meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote online during the Annual Meeting. On the Record Date, there were 45,167,421 shares of Class A common stock and 2,676,154 shares of Class B common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with Computershare, then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting by going to https://meetnow.global/M4TPYZL and entering the control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, as applicable. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If, on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the meeting unless you request and obtain a valid proxy from your broker or other agent, as required.

What am I voting on?

There are four matters scheduled for a vote:

•

Proposal 1: Election of the Board of Directors’ three nominees for Class II directors, George Hornig, Fabio Rosati and Katharine Weymouth, each to hold office until our Annual Meeting of Stockholders in 2026;

•	Proposal 2: Advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules;

•	Proposal 3: Advisory indication of the preferred frequency of stockholder advisory votes on the compensation of our named executive officers; and

•	Proposal 4: Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, will vote on those matters in accordance with their best judgment.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote (i) online during the Annual Meeting or (ii) in advance of the Annual Meeting by proxy through the Internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

•

Online during the Annual Meeting. You will be able to attend the Annual Meeting online and vote during the meeting by visiting https://meetnow.global/M4TPYZL and entering the control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, as applicable. The meeting site will open one hour before the start of the Annual Meeting

•

By Internet in advance of the Annual Meeting. Go to www.envisionreports.com/XMTR to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card.

•

By Telephone in advance of the Annual Meeting. Call 1-800-652-VOTE (8683) toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the Notice of Internet Availability. You will be asked to provide your control number from the Notice of Internet Availability.

•

By Proxy Card in advance of the Annual Meeting. Complete, sign and mail the proxy card that may be delivered and return it promptly in the envelope provided. Proxy cards submitted by mail must be received by 5:00 p.m., Eastern Time, on June 19, 2023 in order to be voted at the Annual Meeting.

If your shares of common stock are held in street name (i.e., held for your account by a broker, bank or other nominee), you should have received a notice containing voting instructions from that organization rather than from us. You should follow the instructions in the notice to ensure your vote is counted. If you are a beneficial owner and would like to vote online during the Annual Meeting you should follow the procedures outlined above.

Internet voting during the Annual Meeting and/or Internet proxy voting in advance of the Annual Meeting allows you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your vote instructions. Please be aware that you must bear any costs associated with your Internet access.

How many votes do I have?

Each holder of shares of our Class A common stock will have one vote per share of Class A common stock held as of the Record Date, and each holder of shares of our Class B common stock will have twenty votes per share of Class B common stock held as of the Record Date. The holders of the shares of our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

•	Proposal 1: FOR the election of the Board’s three nominees for Class II directors named in this proxy statement;

•	Proposal 2: FOR the approval of the advisory vote on the compensation of our named executive officers;

•	Proposal 3: 1 YEAR for the preferred frequency of stockholder advisory votes on the compensation of our named executive officers; and

•	Proposal 4: FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of each of the three nominees named in this proxy statement for director, “FOR” the advisory approval of the compensation of our named executive officers, for “1 YEAR” as the preferred frequency of advisory votes to approve the compensation of our named executive officers and “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using such proxyholder’s best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. In this regard, Proposals 1, 2 and 3 are considered to be “non-routine” under applicable rules, meaning your broker or nominee may not vote your shares on Proposals 1, 2 or 3 without your instructions. Such an event would result in a “broker non-vote” and these shares will not be counted as having been voted for such proposals. However, your broker or nominee may vote your shares on Proposal 4.

If you are a beneficial owner of shares held in street name, to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other nominee.

What does it mean if I receive more than one Notice of Internet Availability?

If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. If you are the stockholder of record for your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in one of the following ways:

•	by submitting another properly completed proxy with a later date;

•	by transmitting a subsequent vote over the Internet or by telephone prior to the start of the Annual Meeting;

•	by sending a timely written notice to our Secretary in writing at Xometry, Inc., 6116 Executive Boulevard, Suite 800, North Bethesda, Maryland 20852 that you are revoking your proxy; or

•

by attending the Annual Meeting via the live webcast and voting your shares online by clicking on the “Cast Your Vote” link in the meeting center at https://meetnow.global/M4TPYZL. Simply attending the Annual Meeting via the live webcast will not, by itself, revoke your proxy.

Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If your shares are held in street name, you must contact your broker or nominee for instructions as to how to change your vote. Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

How is a quorum reached?

A quorum of stockholders is necessary to hold a valid meeting. The presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. The inspector(s) of election appointed for the Annual Meeting will determine whether or not a quorum is present.

In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairperson of the meeting or by vote of the holders of a majority of the voting power of the shares represented thereat and entitled to vote thereon, but no other business shall be transacted at such meeting.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count: (1) with respect to Proposal 1, votes “FOR,” “WITHHOLD” and broker non-votes, (2) with respect to Proposal 2, votes “FOR,” “AGAINST,” abstentions and broker non-votes, (3) with respect to Proposal 3, votes for a frequency vote of “ONE”, “TWO”, or “THREE” years, abstentions and broker non-votes and (4) with respect to Proposal 4, votes “FOR,” “AGAINST” and abstentions. Abstentions will not be counted towards the vote total and have no effect on Proposals 2, 3, and 4. Broker non-votes have no effect and will not be counted towards the vote total for Proposals 1, 2 and 3.

What are “broker non-votes”?

As discussed above, broker non-votes occur when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on those matters. Proposals 1, 2 and 3 are considered to be “non-routine,” and we therefore expect broker non-votes to exist only in connection with these proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What vote is required to approve each item and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes:

Proposal	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes

1. Election of Directors	The three nominees receiving the most “FOR” votes will be elected.	Not applicable	No effect

2. Advisory Vote to Approve Compensation of Our Named Executive Officers	This proposal, commonly referred to as the “say-on-pay” vote, must receive “FOR” votes from the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter.	No effect	No effect

3. Advisory Vote on Frequency of “Say-on-Pay” Vote	The frequency (“ONE YEAR”, “TWO YEARS” or “THREE YEARS”) that receives votes from the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and voting (excluding abstentions and broker non-votes) on such matter will be deemed to be the frequency preferred by our stockholders. In the event that no frequency receives a majority of the votes, the Board will consider the frequency that receives the most votes cast to be the frequency preferred by our stockholders.	No effect	No effect

4. Ratification of the Selection of KPMG LLP as Our Independent Registered Public Accounting Firm	This proposal must receive “FOR” votes from the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter.	No effect	Not applicable

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at our Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available at that time, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

When are stockholder proposals due for the 2024 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), we must receive them on or before December 30, 2023. Nothing in this paragraph shall require us to include in our proxy statement or proxy card for the 2024 Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b) of the Exchange Act.

If you wish to nominate a director or submit a proposal for presentation at the 2024 Annual Meeting, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Secretary at Xometry, Inc., 6116 Executive Boulevard, Suite 800, North Bethesda, Maryland 20852. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting, that is, between February 21, 2024 and March 22, 2024; provided, however, that in the event that the date of the 2024 Annual Meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the 2024 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting or the close of business on the 10th day following the day on which we first make a public announcement of the date of the 2024 Annual Meeting. Your written notice must contain specific information required in Section 5 of our amended and restated bylaws (the “Bylaws”). For additional information about our director nomination requirements, please see our Bylaws.

Who should I call if I have any additional questions?

If you are the stockholder of record for your shares, please call Shawn Milne, our Vice President of Investor Relations, at 240.335.8132 or email shawn.milne@xometry.com. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our Board is currently composed of eight directors and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors and has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election.

Our directors are divided into three classes as follows:

•	Class II directors: George Hornig, Fabio Rosati and Katharine Weymouth, whose terms will expire at the upcoming Annual Meeting;

•	Class III directors: Ranjana Clark, Emily Rollins and Laurence Zuriff, whose terms will expire at the Annual Meeting of Stockholders to be held in 2024; and

•	Class I directors: Randolph Altschuler and Deborah Bial, whose terms will expire at the Annual Meeting of Stockholders to be held in 2025.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company.

Each of Mr. Hornig, Mr. Rosati and Ms. Weymouth is currently a member of our Board. Mr. Hornig and Ms. Weymouth were previously elected to the Board by the stockholders prior to our initial public offering (“IPO”) of Class A common stock. Mr. Rosati was appointed by the Board prior to our IPO to fill a vacancy on the Board. Each of these nominees has been nominated for reelection to serve as a Class II director, based in part on the recommendation of the Nominating and Corporate Governance Committee, and had agreed to be named in this proxy statement and stand for reelection at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the Annual Meeting of Stockholders to be held in 2026 and until the director’s successor has been duly elected, or if sooner, until the director’s death, resignation or removal.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. The Board has no reason to believe that any of the nominees would prove unable to serve if elected. There are no arrangements or understandings between us and any nominee for directorship, pursuant to which such person was selected as a nominee.

The biographies below under “Information Regarding Director Nominees and Current Directors” include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director nominee that led the Nominating and Corporate Governance Committee to believe that the nominee should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH CLASS II DIRECTOR NOMINEE NAMED ABOVE.

INFORMATION ABOUT OUR DIRECTOR NOMINEES AND CURRENT DIRECTORS

The following table sets forth, for the Class II nominees and our other directors who will continue in office after the Annual Meeting, their ages and position or office held with us as of the date of this proxy statement.

Name	Age	Position	Director Since
Class II director nominees for election at the 2023 Annual Meeting of Stockholders
George Hornig	68	Director and Chair of the Board	2013
Fabio Rosati	58	Director	2017
Katharine Weymouth	56	Director	2020
Class III directors continuing in office until the 2024 Annual Meeting of Stockholders
Ranjana Clark	62	Director	2021
Emily Rollins	53	Director	2021
Laurence Zuriff	55	Co-Founder, Managing Director of Donor Advised Fund, and Director	2013
Class I directors continuing in office until the 2025 Annual Meeting of Stockholders
Randolph Altschuler	52	Co-Founder, Chief Executive Officer and Director	2013
Deborah Bial	57	Director	2020

Set forth below is biographical information for the director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led the Board to recommend them for board service.

Nominees for Election at the 2023 Annual Meeting of Stockholders

George Hornig has served as a member of our Board since October 2013 and as chair of our board of directors since March 2021. Mr. Hornig serves as the Managing Partner and is a co-founder of The Seed Lab, an entrepreneur-led early-stage venture fund, a position he has held since November 2018. Mr. Hornig served as the Senior Managing Director and Chief Operating Officer of PineBridge Investments, a private, global asset manager, from November 2010 to December 2016. Mr. Hornig currently serves as the co-chair of the board of directors of Healthwell Acquisition Corp. I and as a member of the board of directors of Vaxxinity, Inc., positions he has held since July 2021 and January 2022, respectively. Mr. Hornig served as chair of the board of directors of KBL Merger Corp. IV from April 2017 to August 2020. From November 1996 to May 2018, he also served on the board of directors of Forrester Research and as chair of its audit committee. Mr. Hornig received an A.B. in Economics from Harvard University, a J.D. from Harvard Law School and an M.B.A from Harvard Business School.

Fabio Rosati has served as a member of our Board since December 2017. Mr. Rosati is the Executive Chairman of Snagajob, a marketplace platform for connecting businesses with hourly workers, a position he has held since June 2019. He has been a member of the board of directors of Snagajob since 2017 and held the position of Chairman and acting CEO from July 2018 to May 2019. From May 2015 to July 2017 he served on the board of directors of Upwork, a position he held after serving as CEO from January 2014 to April 2015. Mr. Rosati is a board member of Smith.ai. Mr. Rosati received a B.S. in Finance and Accounting from Georgetown University.

Katharine Weymouth has served as a member of our Board since October 2020. Since September 2021, Ms. Weymouth has served as the Chief Operating Officer at Shine Together (formerly known as FamilyCare), a start-up in the mental health space. Ms. Weymouth previously served as a senior advisor to ChefMarket (formerly DineXpert), a platform helping independent restaurants and food businesses source high quality products, and previously served as its Chief Operating Officer and President from June 2017 until May 2021.

Ms. Weymouth was the Publisher and Chief Executive Officer of the Washington Post from February 2008 to September 2014. Since January 2015, Ms. Weymouth has served as a Trustee of the Philip L Graham Fund and the Greater Washington Community Foundation. Ms. Weymouth is a board member of Republic Services, Inc, Cable One, Inc., Sequoia Fund, Inc., and The Graham Holdings Company. Ms. Weymouth received a B.A. in English Literature from Harvard University and a J.D. from Stanford Law School.

Directors Continuing in Office until the 2024 Annual Meeting of Stockholders

Ranjana Clark has served as a member of our Board since July 2021. From July 2013 to March 2023, Ms. Clark held a number of positions with Mitsubishi UFJ Financial Group (“MUFG”), most recently as its Head of Global Transaction Banking, Head of Transaction Banking Americas and Bay Area President. Prior to joining MUFG, Ms. Clark was the Chief Customer and Marketing Officer at PayPal from May 2011 to June 2013. Prior to that, Ms. Clark spent over 25 years in the financial services industry in roles spanning payments, marketing, strategy and business leadership. Ms. Clark currently serves on the board of directors of StanCorp Financial Group, Inc. and InvestCloud, Inc., positions she has held since July 2014 and May 2022, respectively. Ms. Clark is also a member of the President’s Council, Asia Foundation. Ms. Clark received a B.A. from the University of Delhi, an M.B.A. with an emphasis in Marketing from the Indian Institute of Management, Ahmedabad and an M.B.A with an emphasis in Finance from Duke University’s Fuqua School of Business.

Emily Rollins has served as a member of our Board since March 2021. From September 1992 to September 2020, Ms. Rollins served in various positions at Deloitte & Touche LLP including most recently as an Audit & Assurance Partner. She currently serves on the board of directors and as chair of the audit committee of Dolby Laboratories, Inc., a position she has held since February 2021, as well as on the board of directors and as chair of the audit committee of Science 37 Holdings Inc., a position she has held since October 2021. Ms. Rollins also currently serves on the boards of directors of several private companies, as well as the Austin chapter of Ascend Leadership, the Greater Austin Black Chamber of Commerce and the Austin Healthcare Council. Ms. Rollins previously served on the board of directors of McAfee Corp. from October 2021 until its acquisition in March 2022. Ms. Rollins is a managing member of 3E & J LLC. Ms. Rollins holds a B.A. degree in Accounting and International Relations from Claremont McKenna College.

Laurence Zuriff is our co-founder, served as our Chief Strategy Officer from April 2020 until March 2023, currently manages our donor advised fund and environmental, social and governance activities, and has served as a member of our Board since May 2013. He also previously served as our Chief Financial Officer from September 2013 to April 2020. Prior to co-founding Xometry, Mr. Zuriff was the managing partner at Granite Capital International Group. Prior to Granite, Mr. Zuriff was a managing director and technology analyst at Weiss, Peck & Greer. Mr. Zuriff began his career as an analyst at Science Applications International Corporation and in the Office of Net Assessment at the Department of Defense. Mr. Zuriff is a board member and chairs the audit committee of the Washington-based Center for Strategic and Budgetary Analysis. Mr. Zuriff received a B.A. in International Relations from Brown University and an M.A. in Strategic Studies and Economics from The John Hopkins University.

Directors Continuing in Office until the 2025 Annual Meeting of Stockholders

Randolph Altschuler is our co-founder and has served as our Chief Executive Officer and as a member of our Board since May 2013. Prior to co-founding Xometry, Mr. Altschuler served as the co-founder and Executive Chairman of CloudBlue Technologies, Inc., a provider of recycling services for electronic equipment, from January 2008 to September 2013. Prior to CloudBlue, Mr. Altschuler was the co-founder and Co-Chief Executive Officer of OfficeTiger, Inc., a global business process outsourcing company, from 2000 to 2007. Mr. Altschuler received a B.A. from Princeton University and an M.B.A. from Harvard Business School. Mr. Altschuler was awarded a Fulbright Scholarship and studied at the University of Vienna in Austria.

Deborah Bial has served as a member of our board of directors since October 2020. Ms. Bial is the founder and president of the Posse Foundation, a diversity, leadership development and college success organization, a position she has held since 1989. In 2007, Ms. Bial received a prestigious MacArthur “Genius” Fellowship from the John D. and Catherine T. MacArthur Foundation. Ms. Bial received a B.A. from Brandeis University and an Ed.M and Ed.D. from Harvard University, and she is a member of Brandeis’ Board of Trustees.

Board Diversity

Our Board believes that a diverse board is better able to effectively oversee our management and strategy, and position our company to deliver long-term value for our stockholders. Our Nominating and Corporate Governance Committee considers diversity, including diversity of gender, ethnic background and country of origin, as adding to the overall mix of perspectives of the Board as a whole. With the assistance of the Nominating and Corporate Governance Committee, the Board regularly reviews trends in board composition, including on director diversity.

The table below provides additional diversity information regarding our board of directors as of April 28, 2023. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (as of April 28, 2023)
Board Size:
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender:
Directors	4	4	0	0
Number of Directors who identify in any of the categories below:
Asian	2	0	0	0
White	2	4	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Our Board Diversity Matrix as of May 2, 2022 can be found in our proxy statement for the 2022 Annual Meeting, filed with the SEC on May 2, 2022.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Independence

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Based on information provided by each director concerning such director’s background, employment, affiliations, all relevant identified transactions or relationships between each director or any of such director’s family members, and Xometry, our senior management and our independent auditors, the Board has determined that none of our current directors or former directors who served on our Board in 2022, other than Mr. Altschuler and Mr. Zuriff, by virtue of their respective positions as Chief Executive Officer and Managing Director of our Donor Advised Fund and shared status as our co-founders, has or had any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director and the transactions described in the section titled “Transactions with Related Persons.” The Board also determined that each member of our Audit, Compensation and Nominating and Corporate Governance Committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing standards, as applicable.

Board Leadership Structure

The Board has an independent chair, Mr. Hornig, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board chair has substantial ability to shape the work of the Board. We believe that separation of the positions of Board chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Board chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of Xometry and our stockholders. As a result, we believe that having an independent Board chair can enhance the effectiveness of the Board as a whole.

Our Corporate Governance Guidelines specify that the Board will select our Chief Executive Officer and chairperson of the Board in the manner that it determines to be in the best interests of our stockholders and in accordance with any stockholder agreements. The Board does not believe there should be a fixed rule regarding the positions of Chief Executive Officer and chairperson being held by different individuals, or whether the chairperson should be a Xometry employee or should be elected from among the non-employee directors. The needs of Xometry and the individuals available to assume these roles may require different outcomes at different times, and the Board believes that retaining flexibility in these decisions is in the best interests of Xometry.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our company.

Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, our guidelines and policies with respect to financial risk management and financial risk assessment, including our major financial risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee considers management risks relating to data privacy, technology and information security, including cyber security, and back-up of information systems and the steps we have taken to monitor and control such exposures as well as overseeing the performance of our internal audit function, as applicable. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also oversees and reviews with management our major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including our procedures and any related policies with respect to risk assessment and risk management. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. In connection with its reviews of our operations and corporate functions, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Board Meetings and Attendance

The Board oversees our business and monitors the performance of our management. Our executive officers and management oversee our day-to-day operations. Our Board held eight meetings during 2022. Each director attended at least 75% of the total of the meetings of the Board and committees of the Board on which such director served during 2022 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). It is our policy to encourage our directors to attend the Annual Meeting. All members of the Board but one attended the 2022 Annual Meeting of Stockholders, and we anticipate that all members of the Board will attend the upcoming Annual Meeting.

The independent directors of the Board meet quarterly in executive sessions without management or any non-independent directors. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors. In 2022, our independent directors met four times in regularly scheduled executive sessions at which only independent directors were present.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides committee membership as of the date of this proxy statement and meeting information for 2022 for each of the committees:

Name	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Deborah Bial		X	X
Ranjana Clark		X(1)	X
Craig Driscoll		X(1)
George Hornig	X	X
Emily Rollins	X†*
Fabio Rosati		X*	X
Katharine Weymouth	X		X*
Total meetings in 2022	4	5	3

†	Financial Expert
*	Committee Chair
(1)

Mr. Driscoll resigned from our Board and the Compensation Committee upon the expiration of his term at the 2022 Annual Meeting of Stockholders. Ms. Clark was appointed to the Compensation Committee in June 2022 upon Mr. Driscoll’s departure from our Board.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Each of the committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters are all available in the “Investors–Corporate Governance” section of our website, www.xometry.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Audit Committee

Our Audit Committee consists of George Hornig, Emily Rollins and Katharine Weymouth, with Ms. Rollins serving as Chair of the committee. The Board has determined that Ms. Rollins is an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

•	overseeing the integrity of our financial statements and our accounting and financial reporting processes and financial statement audits;

•	overseeing the registered public accounting firm’s (independent auditor’s) qualifications and independence;

•	overseeing the performance of our independent auditor and internal audit function;

•	overseeing our systems of disclosure controls and procedures;

•	overseeing our internal controls over financial reporting; and

•	overseeing our compliance with ethical standards adopted by us.

Report of the Audit Committee

The primary purpose of the Audit Committee is to oversee Xometry’s financial reporting processes on behalf of the Board. The Audit Committee’s functions are more fully described in its charter, which is available in the Corporate Governance section of Xometry’s website. Management has the primary responsibility for Xometry’s financial statements and reporting processes, including Xometry’s systems of internal controls.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of Xometry. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in Xometry’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Xometry, Inc.

Audit Committee

Emily Rollins (chair)

George Hornig

Katharine Weymouth

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Xometry under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee consists of Deborah Bial, Ranjana Clark, George Hornig and Fabio Rosati, with Mr. Rosati serving as Chair of the committee. In addition, Craig Driscoll, a former member of the Board, served on the Compensation Committee until his departure from the Board in June 2022. Our Board has determined that each member of the Compensation Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•	helping the Board oversee our compensation policies, plans and programs with a goal to attract, incentivize, retain and reward top quality executive management and employees;

•	reviewing and determining the compensation to be paid to our executive officers and directors;

•

reviewing and discussing with management our compensation disclosures in the “Compensation Discussion and Analysis” section of our annual reports, registration statements, proxy statements or information statements filed with the SEC; and

•	preparing and reviewing the Compensation Committee’s report on executive compensation included in our annual proxy statement.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer and our Chief People Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Xometry. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is currently one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Report of the Compensation Committee of the Board of Directors

The compensation committee has reviewed and discussed the section of this proxy statement titled “Compensation Discussion and Analysis” with management. Based on such review and discussion, the compensation committee has recommended to the board of directors that the section titled “Compensation Discussion and Analysis” be included in this proxy statement and incorporated into Xometry’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Xometry, Inc.

Compensation Committee

Fabio Rosati (chair)

Deborah Bial

Ranjana Clark

George Hornig

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of Xometry under the Securities Act or the Exchange Act, other than Xometry’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Deborah Bial, Ranjana Clark, Fabio Rosati and Katharine Weymouth, with Ms. Weymouth serving as Chair of the committee.

The primary purpose of the Nominating and Corporate Governance Committee is to discharge the responsibilities of our board of directors with respect to our corporate governance functions and to identify, communicate with, evaluate and recommend candidates for our Board. Specific responsibilities of our Nominating and Corporate Governance Committee include:

•	helping the Board oversee our corporate governance functions and develop, update as necessary and recommend to the Board the governance principles applicable to Xometry;

•	identifying, evaluating and recommending and communicating with candidates qualified to become Board members or nominees for directors of the Board consistent with criteria approved by the Board; and

•	making other recommendations to the Board relating to the directors.

Our Board determines the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. The Board considers recommendation for nominees from the Nominating and Corporate Governance Committee. The Board, and in turn the Nominating and Corporate Governance Committee, consider the minimum general criteria below, and may add any specific additional criteria with respect to specific searches, in selecting candidates and existing directors for serving on the Board. An acceptable candidate may not fully satisfy all of the criteria, but is expected to satisfy nearly all of them. The Board believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements, an understanding of our industry and being older than 21.

In considering candidates recommended by the Nominating and Corporate Governance Committee, the Board intends to consider other factors, such as: (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to our affairs; (iii) demonstrating excellence in the candidate’s field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) having a diverse personal background, perspective and experience and (vii) having the commitment to rigorously represent the long-term interests of our stockholders.

The Board and the Nominating and Corporate Governance Committee review candidates for director nomination in the context of the current composition of the Board, our operating requirements and the long-term interests of Xometry’s stakeholders. In conducting this assessment, the Board and the Nominating and Corporate Governance Committee consider diversity, age, skills and other factors that it deems appropriate to maintain a balance of knowledge, experience and capability on the Board. For incumbent directors, the Board reviews those directors’ overall service to Xometry during their respective terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Board also determines whether the nominee is independent for Nasdaq purposes.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee’s priority in selecting board members is identification of persons who will further the interests of our Company through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, professional and personal experiences and expertise relevant to our growth strategy.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by providing notice in writing to our Secretary at Xometry, Inc., 6116 Executive Boulevard, Suite 800, North Bethesda, Maryland 20852, Attention: Secretary, subject to the notice requirements set forth above under “Questions and Answers about These Proxy Materials and Voting—When are stockholder proposals due for the 2024 Annual Meeting of Stockholders?”. Submissions must include the specific information required in Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Business Conduct and Ethics is posted on the “Investors–Corporate Governance” section of our website at www.xometry.com. We intend to disclose on our website any future amendments of our Code of Business Conduct and Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or our directors from provisions in the Code of Business Conduct and Ethics. Information contained on, or that can be accessed through, our website is not incorporated by reference into this proxy statement, and you should not consider information on our website to be part of this proxy statement.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines are available in the “Investors–Corporate Governance” section of our website at www.xometry.com.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board or such director c/o Xometry, Inc., 6116 Executive Boulevard, Suite 800, North Bethesda, Maryland 20852, Attn: Secretary. The Secretary will review each communication and will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate.

Hedging Policy

Our Board has adopted an insider trading policy that, among other things, prohibits our employees, directors, other applicable members of management and designated consultants from engaging in “hedging” or other monetization transactions with respect to our common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, our insider trading policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account and pledging our common stock as collateral for a loan.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement under “Executive Compensation—Compensation Discussion and Analysis,” the tables included under the heading “Executive Compensation” and the accompanying narrative discussion.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosures that accompany the compensation tables contained in the “Executive Compensation” section in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of Xometry, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or the Compensation Committee. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Vote Required

Advisory approval of this proposal requires the vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter at the Annual Meeting.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NON-BINDING RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act provide that every six years we must provide stockholders an opportunity to vote, on a non-binding, advisory basis, for their preference on how frequently we should seek future non-binding, advisory votes to approve the compensation of our named executive officers (such as the one described in Proposal No. 2 above). Specifically, stockholders may indicate whether they would prefer these advisory resolutions on named executive officer compensation to be presented for stockholder approval every one, two or three years.

Our Board believes at this time that an annual frequency is appropriate for Xometry. The Board believes that an annual vote on named executive officer compensation provides stockholders with the opportunity to provide timely and direct input to the Board and the Compensation Committee about our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters. The Board will continue to evaluate the appropriate frequency for the stockholder executive compensation vote.

Since this proposal is an advisory vote, the result will not be binding on the Board. As such, the results of the vote will not be construed to create or imply any change to the fiduciary duties of the Board. The Board may decide that it is in the best interests of Xometry and our stockholders to hold a non-binding, advisory vote on our named executive officer compensation more or less frequently than the option approved by our stockholders. However, the Board values our stockholders’ opinions, and the Board and Compensation Committee will take into account the outcome of the advisory vote when determining how often we should submit to stockholders future “say-on-pay” votes. We expect that the next stockholder vote on the frequency of non-binding, advisory votes on named executive officer compensation will occur at our 2029 Annual Meeting of Stockholders.

Vote Required

The frequency that receives votes from the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and voting (excluding abstentions and broker non-votes) on such matter will be deemed to be the frequency preferred by our stockholders. In the event that no frequency receives a majority of the votes, the Board will consider the frequency that receives the most votes cast to be the frequency preferred by our stockholders.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS FOR “ONE YEAR” AS THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

EXECUTIVE OFFICERS

The following table sets forth, for our executive officers, their ages and positions held with us as of the date of this proxy statement:

Name	Age	Position(s)

Randolph Altschuler	52	Chief Executive Officer, Co-Founder and Director

Bill Cronin	50	Chief Revenue Officer

Peter Goguen	59	Chief Operating Officer

Matthew Leibel	57	Chief Technology Officer

Kathy Mayerhofer	60	Chief Sales Officer

James Rallo	57	Chief Financial Officer

Biographical information for Mr. Altschuler is included above with the director biographies under the caption “Information about Our Director Nominees and Current Directors.”

Bill Cronin has served as our Chief Revenue Office since September 2018, and served as our Senior Vice President of Sales and Marketing since February 2016. Prior to joining Xometry, Mr. Cronin served as the Vice President of Marketing for WeddingWire, a global marketplace for wedding professionals, from November 2013 to January 2016. Mr. Cronin previously was the Vice President of Marketing for USA Today and held a range of roles at Mastercard over 12 years including Vice President of Global Brand Building. Mr. Cronin received a B.A. from Dartmouth College.

Peter Goguen has served as our Chief Operating Officer since March 2018. Prior to joining Xometry, Mr. Goguen served as the Executive Director of New Business Development and Launch for Detroit Manufacturing Systems LLC, a provider of high-quality vehicle interior components, from April 2015 to October 2018. Prior to that position, Mr. Goguen spent 28 years at Magna International, a Canadian mobility technology company, including most recently as Vice President of Operation from October 2010 to January 2014. Mr. Goguen received a B.S. in Mechanical Engineering from Queen’s University in Canada.

Matthew Leibel has served as our Chief Technology Officer since September 2022. Mr. Leibel initially joined Xometry in June 2019, serving as our Senior Vice President of Technology until his promotion to Chief Technology Officer. Prior to Xometry, Mr. Leibel served as Senior Director of Engineering at Vistaprint from December 2014 to June 2019, and earlier held roles in product, design and software development for various technology companies, including Resonate Networks, Plateau Systems, TechTrader and Electronic Data Systems among others. Mr. Leibel received a B.A. in History from George Mason University and an M.I.T. in Information Technology from Virginia Polytechnic Institute and State University.

Kathy Mayerhofer has served as our Chief Sales Officer since February 2020, and previously served as our Senior Vice President of Sales from March 2017 to February 2020. Prior to joining Xometry, Ms. Mayerhofer served as the Director of Sales for Protolabs, a provider of rapid manufacturing of low-volume 3D printing, from April 2011 to May 2016. Ms. Mayerhofer received a B.A. in Business and Communications from St. Cloud State University.

James Rallo has served as our Chief Financial Officer since April 2020. Prior to joining Xometry, Mr. Rallo served as the President and Chief Financial Officer of Liquidity Services, a network of e-commerce marketplaces, from February 2005 to April 2019. Between roles at Liquidity Services and Xometry, Mr. Rallo briefly served as Chief Financial Officer of Stimwave Technologies LLC, a medical device company. Mr. Rallo is a Certified Public Accountant and received a B.S. in Business and Accounting from Washington and Lee University and an M.B.A. from the University of Maryland College Park.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

We became a public company in July 2021, and we ceased to be an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, as of December 31, 2022. This proxy statement, therefore, includes detail regarding executive compensation that would not have been required had we continued to be an emerging growth company, including (i) this Compensation Discussion and Analysis, (ii) the additional compensation tables titled “Grants of Plan-Based Awards,” “Option Exercises and Stock Vested,” and “Potential Payments upon Termination or Change in Control,” and (iii) advisory votes on the compensation of our named executive officers and the preferred frequency of future advisory votes on the compensation of our named executive officers, which are included as Proposals 2 and 3 in this proxy statement.

This Compensation Discussion and Analysis section discusses our executive compensation policies and how and why the Compensation Committee arrived at specific compensation decisions for the year ended December 31, 2022 for the individuals who served as our principal executive officer and principal financial officer and our three other most highly-compensated executive officers as of December 31, 2022, collectively referred to as our “named executive officers”:

•	Randolph Altschuler, our Chief Executive Officer, Co-Founder and Director;

•	James Rallo, our Chief Financial Officer;

•	Peter Goguen, our Chief Operating Officer;

•	Matthew Leibel, our Chief Technology Officer; and

•	Bill Cronin, our Chief Revenue Officer.

Business Highlights

Our Business

We are a global online marketplace connecting buyers with suppliers of manufacturing services, transforming one of the largest industries in the world. We use our proprietary technology to create a marketplace that enables buyers to efficiently source manufactured parts and assemblies, and empower suppliers of manufacturing services to grow their businesses.

Our AI-enabled technology platform is powered by proprietary machine learning algorithms and a dataset, resulting in a sophisticated marketplace for manufacturing. As a result, buyers can procure the products they want on demand and suppliers can source new manufacturing opportunities that match their specific processes and capacity. Interactions on our platform provide rich data insights that allow us to continuously improve our AI models and innovate new products and services, fueling powerful network effects as we scale.

2022 Financial Highlights

•	Total revenue was $381.1 million, an increase of 75% year-over-year.

•	Marketplace revenue was $303.1 million.

•	Supplier services revenue was $77.9 million.

•	Total gross profit was $147.6 million, an increase of 158% year-over-year. Gross profit margin improved to 38.7% for year ended December 31, 2022 from 26.2% for the year ended December 31, 2021.

•	Marketplace gross profit margin improved to 28.6% for the year ended December 31, 2022 from 25.1% for the year ended December 31, 2021.

•

Net loss attributable to common stockholders was $76.0 million, an increase of $14.6 million year-over-year, and Adjusted EBITDA was negative $41.8 million, reflecting an increase of $2.0 million year-over-year.

To supplement our consolidated financial statements, which are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we provide investors with certain non-GAAP financial measures, including Adjusted EBITDA. For a full reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP, please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Operational and Business Metrics” in our Annual Report on Form 10-K filed with the SEC on March 16, 2023.

Compensation Program Objectives, Philosophy and Elements of Compensation

The main objectives of our executive compensation program are to:

•	motivate, attract and retain highly qualified executives who are committed to our mission, performance and culture by paying them competitively;

•

create a fair, reasonable and balanced compensation program that rewards executives’ performance and contributions to our short- and long-term business results, while closely aligning the interests of the executives with those of our stockholders; and

•	emphasize pay for performance, with a program that aligns rewards with financial and operational achievements.

We believe that our executive compensation program accomplishes the following:

•	provides base salaries consistent with each executive’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;

•	ensures a significant portion of each executive’s compensation is tied to our future share performance, thus aligning their interests with those of our stockholders;

•	utilizes equity compensation and vesting periods for equity awards that encourage executives to remain employed and focused on sustained share price appreciation; and

•	utilizes a mix between cash and equity compensation designed to encourage strategies and actions that are in our long-term best interests.

To achieve our compensation objectives, we have historically provided our executive officers, including our named executive officers, with a compensation package consisting of the following elements:

Element of Compensation	Objectives	Key Features

Base Salary (fixed compensation)	Provides financial stability and security through a fixed salary for performing job responsibilities.	The base salary of each executive, including each named executive officer, generally is determined and approved by our Compensation Committee or the Board in connection with the commencement of such person’s employment and may be adjusted from time to time thereafter as the Board determines appropriate. Base salaries generally are reviewed annually at the beginning of the fiscal year, and any increases are based on a number of factors (including the value of current equity awards; scope and complexity of role; and experience, qualifications and skills) and by reference to market data provided by Meridian Compensation Partners (“Meridian”), our independent compensation consultant.

Element of Compensation	Objectives	Key Features

Non-Equity Incentive Plan Compensation (variable compensation)	Motivates and rewards employees for achieving rigorous annual corporate performance goals that relate to our key business objectives.

The Compensation Committee generally provides our eligible executives, including our named executive officers, an opportunity to earn annual cash bonus payments contingent upon the attainment of certain performance targets as established by the Compensation Committee or the Board. Each executive’s bonus amount is determined based on multiplying base salary times individual target bonus times the percentage of achievement as determined by the Compensation Committee.

Target bonus amounts, calculated as a percentage of base salary, are generally reviewed annually at the beginning of the fiscal year and determined based upon a review of competitive market data drawn from the peer group and broad compensation surveys.

Equity-Based Incentive Awards (equity grant)	Motivates and rewards employees for long-term company performance; aligns executives’ interests with stockholder interests and changes in stockholder value. Attracts highly qualified executives and encourages their continued employment over the long-term.	Annual equity opportunities generally are reviewed and determined at the beginning of each fiscal year or as appropriate during the year for new hires, promotions, or other special circumstances, such as retention. Individual grants are determined based on a number of factors, including current corporate and individual performance, outstanding equity holdings and their retention value, historical value of our stock, internal equity amongst executives and market data provided by Meridian.

In evaluating our executive compensation policies and programs, as well as the short- and long-term value of our executive compensation plans, the Compensation Committee considers both the performance and skills of each of our executives, as well as the compensation paid to executives in similar companies with similar responsibilities. We focus on providing a competitive compensation package which provides significant short- and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short- and long-term incentives to maximize stockholder value.

We do not have any formal policies for allocating compensation among salary, performance bonus awards and equity grants, short- and long-term compensation, or among cash and non-cash compensation. Instead, the Compensation Committee uses market benchmarks as a starting point to establish a total compensation program for each executive that is a mix of current, short-term incentive and long-term incentive compensation and cash and non-cash compensation that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, a significant portion of each executive’s total target compensation consists of company performance-based bonus opportunities and long-term equity awards in order to align our executive officers’ incentives with the interests of our stockholders and our corporate goals.

In making executive compensation decisions, the Compensation Committee generally considers each executive officer’s total target direct compensation, which consists of base salary, target bonus opportunity (which, together with base salary, we refer to as target cash compensation) and long-term equity awards (valued based on an approximation of grant date fair value).

How We Determine Executive Compensation

Role of Our Compensation Committee, Management and the Board

Our Compensation Committee is appointed by the Board to assist with the Board’s oversight responsibilities with respect to our compensation and benefit plans, policies and programs, administration of our equity plans and the Board’s responsibilities related to the compensation of our executive officers, directors and senior management, as appropriate.

The Compensation Committee is primarily responsible for establishing and reviewing our general compensation strategy. The Compensation Committee generally meets quarterly, and with greater frequency if necessary, to, among other responsibilities, manage and evaluate our executive compensation program, and generally determines, which may be subject to final Board approval, the principal components of compensation (base salary, performance bonus awards and equity awards) for our executive officers on an annual basis. However, decisions may occur at other times for new hires, promotions or other special circumstances as the Compensation Committee determines appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation. The Compensation Committee generally reviews and determines equity-based incentive awards annually at the beginning of the fiscal year or as appropriate during the year for new hires, promotions, or other special circumstances, such as retention. The Compensation Committee will continue to evaluate its equity grant policies as we continue to evolve and grow as a public company.

The Compensation Committee works with and receives information and analyses from our Chief Executive Officer and other members of management, including within our legal, finance and human resources departments, and considers such information and analyses in determining the structure and amount of compensation to be paid to our executive officers, including our named executive officers. Our Chief Executive Officer evaluates and discusses with the Compensation Committee executive officer performance assessments and management’s recommendations and proposals regarding executive officer compensation programs and decisions affecting base salaries, equity compensation and other compensation-related matters outside of the presence of any other named executive officer. However, the Compensation Committee retains the final authority to make all compensation decisions. While our Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own compensation.

From time to time, various other members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee or Board meetings.

Members of management, including our Chief Executive Officer, may attend portions of the Compensation Committee’s meetings. However, our Chief Executive Officer is not present during decisions regarding his compensation.

Role of Compensation Consultant

The Compensation Committee has retained Meridian as its independent compensation consultant since 2021 due to its extensive analytical and compensation expertise relating to technology companies. Meridian reports directly to the Compensation Committee and does not provide any services to our company other than data and advice related to executive and director compensation matters. The Compensation Committee has analyzed whether the work of Meridian as the compensation consultant raised any conflict of interest, after taking into consideration the six factors prescribed by the SEC and Nasdaq. Based on its analysis, the Compensation Committee determined that the work of Meridian and the individual compensation advisors have conformed to the independence factors and guidance provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC and the Nasdaq listing standards.

In its capacity as the Compensation Committee’s independent compensation consultant, in 2022, Meridian assisted with, among other things:

•	conducting an executive market pay analysis;

•	amending the group of peer companies to use as a reference in making executive compensation decisions;

•	evaluating current executive pay practices and considering alternative compensation programs; and

•	reviewing our director compensation policies and practices.

The Compensation Committee has the sole authority to engage and terminate Meridian’s services, as well as to approve its compensation. Meridian makes recommendations to the Compensation Committee, but has no authority to make compensation decisions on behalf of the Compensation Committee or Xometry. Meridian reports to the Compensation Committee and has direct access to the chairperson and the other members of the Compensation Committee.

Use of Competitive Market Compensation Data

The Compensation Committee believes that it is important when making compensation decisions to be informed as to the current practices of comparable public companies with which we may compete for top talent. To this end, the Compensation Committee works annually with Meridian to review and amend the list of our peer group companies to be used in connection with assessing compensation practices and pay levels. The Compensation Committee believes that the peer and market data provided by Meridian, along with other factors, is an important reference point when setting compensation for our named executive officers because competition for executive management is intense in our industry and the retention of our talented leadership team is critical to our success. While compensation relative to peer group companies can vary by executive officer as a result of individual performance, tenure, scope of responsibility and other factors deemed relevant by the Compensation Committee, the Compensation Committee generally targets setting base salary of our executive officers between the 25th and 50th percentiles of our peer group, annual performance-based cash bonuses near the 50th percentile and equity compensation between the 50th and 65th percentiles. As a result, the Compensation Committee seeks to align total compensation with executive and corporate performance, such that executive compensation will exceed the median level of our peer group when our company exceeds its performance goals and demonstrates strong stockholder value over time.

2022 Peer Group

In January 2022, Meridian proposed, and the Compensation Committee approved, a group of companies that would be appropriate peers for 2022 compensation decisions, based on the following criteria:

•	Sector: We generally focused on information technology companies based in the United States;

•	Revenue: We generally focused on companies with a revenue size within a range of approximately 0.5x to 3x of our revenue for the year ended December 31, 2021 (“2021 Revenue”);

•	Market Capitalization: We generally focused on companies with market capitalization within a range of approximately 0.5x to 4x of our market capitalization as of December 31, 2021.

Our 2021 Revenue was $218.3 million and our market capitalization as of December 31, 2021 was approximately $2.275 billion. Using the above criteria, the following 19 companies were identified as appropriately sized for our peer group by the Compensation Committee for the purpose of informing executive pay decisions for 2022:

3D Systems Corporation	LivePerson, Inc.	Poshmark, Inc.	Stratasys Ltd.

BTRS Holdings Inc.	Manhattan Associates, Inc.	PubMatic, Inc.	The RealReal, Inc.

C3.ai, Inc.	MicroStrategy Incorporated	Proto Labs, Inc.	Upwork Inc.

Fiverr International Ltd.	nCino, inc.	Shutterstock, Inc.	Vroom, Inc.

Kornit Digital Ltd.	Payoneer Global Inc.	SPS Commerce, Inc.

Stockholder Say-on-Pay Vote

As of December 31, 2022, we became a “large accelerated filer” pursuant to SEC rules and exited “emerging growth company” status. As such, our stockholders will have their first opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers at the Annual Meeting. We intend to consider the outcome of the say-on-pay votes when making compensation decisions regarding our named executive officers. Our Board is recommending that we hold future say-on-pay votes on the compensation of our named executive officers on an annual, rather than a biennial or triennial, basis. Accordingly, following the vote at the Annual Meeting, our next say-on-pay vote is expected to occur at our 2024 Annual Meeting of Stockholders.

Elements of Our Fiscal Year 2022 Executive Compensation Program

Narrative to the Summary Compensation Table

Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. See “—Employment Arrangements” for additional information. The base salary of each named executive officer is adjusted based on a number of factors (including the value of current equity awards; scope and complexity of role; past performance; the Chief Executive Officer’s recommendations; and experience, qualifications and skills) and with reference to an analysis of competitive market data prepared by Meridian. In the first quarter of 2022, the Compensation Committee reviewed the base salaries of our named executive officers and recommended that the Board approve increases to base salaries in amounts ranging from approximately 5% to 11% for each of the named executive officers to align with target market and internal positioning. The 2022 base salaries of our named executive officers subsequently approved by the Board are shown below.

Named Executive Officer	2022 Base Salary	Percentage Increase from Fiscal Year 2021 Base Salary

Randolph Altschuler	$465,000	11%

James Rallo	$407,000	10%

Peter Goguen	$362,250	5%

Matthew Leibel(1)	$400,000	N/A

Bill Cronin	$362,250	5%

(1)

In March 2022, while he was still serving as Senior Vice President of Technology, Mr. Leibel’s base salary was increased from $300,000 to $329,000. In connection with his promotion to Chief Technology Officer effective September 11, 2022, Mr. Leibel’s base salary was further increased from $329,000 to $400,000.

Non-Equity Incentive Plan Compensation

Our named executive officers are eligible for annual bonuses based on company performance and individual performance, with payment amounts determined by the Compensation Committee based on the Compensation Committee’s assessment of performance for the applicable year. The annual incentive plan is intended to focus the entire organization on meeting or exceeding the annual performance goals that are set during the early part of each year and approved by the Compensation Committee, while also providing significant opportunity to reward individual contributions.

Each named executive officer is assigned an annual target opportunity for an annual bonus expressed as a percentage of such executive’s base salary. Each executive’s target annual incentive percentage generally increases as such executive’s ability to affect our company’s performance increases. Consequently, as an executive’s responsibilities increase, the executive’s variable compensation in the form of an annual cash bonus may also increase, generally making up a larger portion of the executive’s total compensation. Our named executive officers (other than the Chief Executive Officer) may be eligible for an annual bonus in excess of target based on outstanding performance.

The target annual performance-based bonus award opportunities of our named executive officers were determined by the Compensation Committee and approved by the Board in the first quarter of 2022 and expressed as a percentage of their annual base salary, as follows:

Named Executive Officer	2022 Target Bonus Opportunity (% of base salary)	2022 Target Bonus Opportunity ($)

Randolph Altschuler	100	465,000

James Rallo	65	264,550

Peter Goguen	55	199,238

Matthew Leibel(1)	50	186,248

Bill Cronin	70	253,575

(1)

In connection with his promotion to Chief Technology Officer in September 2022, Mr. Leibel’s bonus was adjusted from 55% of his base salary to 50%, and was prorated for the portion of the year following his promotion.

For 2022, our Board, upon the recommendation of the Compensation Committee, established revenue, gross margin percentage and EBITDA as the corporate performance goals applicable to the annual incentive bonus. The Compensation Committee chose these metrics because it believes that these goals represent rigorous objectives for our named executive officers and align with stockholder interests. Additionally, a weighting between corporate performance and individual performance is also applied for each named executive officer to reflect the level of impact such individual would be able to make on the overall corporate performance. The program does not default to formulaic results when performance for a particular goal is above or below target, but instead permits the exercise of both negative and positive discretion based on the Compensation Committee’s view of overall corporate and individual performance within the context of challenges and opportunities confronted during the year. Corporate goals and the relative weighting for each corporate goal and corporate versus individual performance was as follows for 2022.

Goals	Weighting (%)	Global Target ($ in thousands)	Achievement (%)	Weighted Payout (%)

Individual performance	20		100	20

Corporate performance:

Revenue	40	$410,472	93	34

Gross Margin Percentage	20	39%	99	18

EBITDA	20	$(33,853)	81	12

In the first quarter of 2023, prior to the Compensation Committee’s assessment of the corporate performance goal achievement for 2022, Mr. Altschuler notified the Compensation Committee that he, Mr. Rallo, Mr. Cronin and Mr. Goguen, among others, would forego their 2022 bonuses in order to provide additional funds for a reduced bonus for other employees. Accordingly, these named executive officers received no annual bonus for 2022 performance. With respect to Mr. Leibel, following a discussion with management and an assessment of actual performance relative to our performance goals for 2022, the Compensation Committee approved the achievement of his goals at the level of approximately 84% overall. Following consultation with management and in light of Xometry’s overall performance in 2022, the Compensation Committee further reduced target bonus payouts for Mr. Leibel and certain other senior level employees, such that Mr. Leibel ultimately received a performance bonus of $64,378 for 2022.

Equity-Based Incentive Awards

Equity-based compensation is an important foundation in executive compensation packages, as we believe it is important to maintain a strong link between executive incentives and the creation of stockholder value. We believe that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives. Prior to our IPO, all of the equity awards we granted were made pursuant to our 2016 Incentive Plan (the “2016 Plan”). Following our IPO, all of the equity incentive awards have been and will be granted under the terms of our 2021 Equity Incentive Plan (the “2021 Plan”), under which we may grant equity incentive awards to our directors, employees and consultants, and our affiliates, to enable us to obtain and retain services of these individuals, which we believe is essential to our long-term success.

Individual grants are determined by the Compensation Committee based on a number of factors, including current corporate and individual performance, the Chief Executive Officer’s recommendations, outstanding equity holdings and their retention value and total ownership, historical value of our stock, the value of current equity awards of executives, and with reference to an analysis of competitive market data prepared by Meridian. Following this, the Compensation Committee recommends to the Board the size of individual grants to our executive officers.

We have historically used stock options as an incentive for long-term compensation to our named executive officers. In 2022, as part of its annual process, the Compensation Committee reviewed our executive compensation program with Meridian to ensure it continues to achieve the goals of the program and remains competitive. Based on its review, the Compensation Committee approved a change in the relative mixture of equity awards to the Company’s executive officers to a mixture of 50% stock options and 50% restricted stock units (“RSUs”), which change became effective beginning with the grants made in 2022. In connection with its general review of our equity program, the Compensation Committee determined that the change to include a mix of RSU and stock option awards as part of our executive officer’s equity compensation package would have the effect of better attracting, retaining and incentivizing our executive officers to grow the business in a way that increases stockholder value.

In March 2022, the Compensation Committee recommended, and the Board approved, equity awards to our named executive officers using a mixture of stock options and RSUs. The number of stock options and RSUs received by each named executive officer was based on an aggregate grant value approved by the Board, split 50% in the form of stock options and 50% in the form of RSUs.

The following table sets forth the equity incentive awards granted to our named executive officers in 2022:

Named Executive Officer	Stock Options (#)(1)	RSUs (#)(2)	Aggregate Grant Date Value ($)

Randolph Altschuler	78,574	47,519	3,313,002

James Rallo	35,860	21,687	1,512,006

Peter Goguen	26,183	15,835	1,103,996

Matthew Leibel(3)	25,092	15,175	1,057,988

Bill Cronin	23,195	14,028	978,011

(1)

The options vest over four years, with 25% of the total shares granted vesting on January 1, 2023 and the remainder vesting in equal quarterly installments for the three years thereafter, subject to the named executive officer’s continuous service through each such date.

(2)

The shares of Class A common stock underlying such RSUs vest over four years, with 25% of the total shares granted vesting on January 1, 2023 and the remainder vesting in equal quarterly installments for the three years thereafter, subject to the named executive officer’s continuous service through each such date.

(3)	At the time of approval in March 2022, Mr. Leibel was serving as our Senior Vice President of Technology.

Other Features of Our Compensation Program

Employment Offer Letters

We have entered into offer letters with each of our named executive officers. Each of these agreements established the named executive officer’s starting base salary, initial target annual bonus opportunity and initial equity grant. These individuals’ base salaries, annual bonus opportunities and any equity awards are reviewed annually by the Compensation Committee. The amounts effective for 2022 are described above in this Compensation Discussion and Analysis.

Severance and Change in Control Benefits

Pursuant to the employment agreements we have entered into with each of our named executive officers (other than Mr. Leibel), each executive will be entitled to certain payments and benefits upon a qualifying termination of employment or a change in control. The agreements provide that if the executive resigns for Good Reason or we terminate such executive’s employment without Cause (each as defined in his employment agreement) not in connection with a Change in Control (as defined in the 2021 Plan), then he will be eligible to receive the following severance benefits: (1) twelve months (with respect to Mr. Altschuler and Mr. Rallo) or six months (with respect to Mr. Cronin and Mr. Goguen) of base salary, less applicable tax withholdings and paid in accordance with our regular payroll practices; (2) an amount equal to the executive’s prorated annual performance bonus for the calendar year in which the termination occurs, calculated based on the number of days the executive was employed during the applicable calendar year, less applicable tax withholdings; and (3) up to twelve months (with respect to Mr. Altschuler and Mr. Rallo) or six months (with respect to Mr. Cronin and Mr. Goguen) of the employer portion of COBRA premiums paid by us. In addition, if the executive resigns for Good Reason or we terminate such executive’s employment without Cause within three months prior to or twelve months following the effective date of a Change in Control, then he will also be eligible to receive the following severance benefits: (1) an amount equal to 100% (with respect to Mr. Altschuler and Mr. Rallo) or 50% (with respect to Mr. Cronin and Mr. Goguen) of the executive’s target annual performance bonus for the calendar year in which the termination occurs, less applicable tax withholdings; and (2) all of the outstanding and unvested time-based equity awards the executive held immediately prior to the termination date will become fully vested and immediately exercisable. As a condition to receiving the severance benefits set forth above, the executive must sign and comply with a separation agreement in a form presented by us, containing among other terms a general release of claims.

Mr. Leibel is subject to our corporate severance program (the “Severance Program”), which provides for specified payments and benefits to eligible employees whose positions are eliminated or whose employment is terminated other than for performance-related issues, misconduct or other for-cause reasons. If Mr. Leibel is terminated in accordance with a reduction in the number of employees due to a reduction in force or downsizing, change in strategy or job elimination (as determined by Xometry) then he will be eligible to receive the following severance benefits: (1) equivalent to 1.5 week’s pay for each year of continuous service to Xometry, not to exceed the lesser of (i) 16 weeks’ base pay, or (ii) the limit under Section 401(a)(17) of the Internal Revenue Code for the year in which termination occurs. The minimum severance pay for Mr. Leibel is 6 weeks’ base pay and (2) if COBRA is elected, for tenure of zero to three years, COBRA premiums for two months; tenure of four to seven years, COBRA premiums for three months; and tenure of eight or more years, COBRA premiums for four months. As a condition to receiving the severance benefits set forth above, Mr. Leibel must sign and comply with a separation agreement in a form presented by us, containing among other terms a general release of claims.

A more detailed description of each of our named executive officer’s payment and benefits upon a termination or change in control is provided below under “Potential Payments upon Termination or Change in Control.”

Health and Welfare and Retirement Benefits; Perquisites

We do not generally provide perquisites or personal benefits to our named executive officers. Our named executive officers are eligible to participate in all of our benefit plans, such as a 401(k) plan (as described below), medical, dental, vision, disability and life insurance, in each case generally on the same basis as other employees. We do not currently have qualified or nonqualified defined benefit plans or deferred compensation plans, nor do we offer pension or other retirement benefits, other than our 401(k) plan. The Compensation Committee may elect to adopt such plans in the future if it determines that doing so is in our best interests.

We provide a retirement savings plan for the benefit of our employees, including our named executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). The 401(k) plan provides that each participant may contribute up to an annual statutory limit. Participants who are at least 50 years old can also contribute additional amounts based on statutory limits for “catch-up” contributions. Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee as directed by participants.

Other Compensation Policies and Practices

Compensation Recovery (“Clawback”) Policy

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002. In addition, we intend to adopt a general compensation recovery, commonly referred to as a “clawback,” policy covering our short-term and long-term incentive award plans and arrangements once Nasdaq has adopted an SEC-approved listing standard that complies with Rule 10D-1 under the Exchange Act.

Hedging and Pledging of Securities

We believe it is improper and inappropriate for any person associated with Xometry to engage in short-term or speculative transactions involving Xometry securities. We have therefore adopted an insider trading policy that, among other things, prohibits our employees, directors, other applicable members of management, including our named executive officers, and designated consultants from engaging in “hedging” or other monetization transactions with respect to our common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, our insider trading policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account and pledging our common stock as collateral for a loan.

Summary Compensation Table

The following table sets forth information for each of the last three completed fiscal years regarding compensation awarded to or earned by our named executive officers during the years indicated:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Randolph Altschuler	2022	461,250	—	1,656,512	1,656,490	—	1,158	3,775,410
Co-Founder and Chief Executive Officer	2021	310,000	—	—	2,778,161	211,152	3,719	3,303,032
	2020	125,000	100,000	—	—	—	—	225,000
James Rallo	2022	406,291	—	756,009	755,997	—	11,694	1,929,991
Chief Financial Officer	2021	346,635	—	—	195,267	148,406	11,204	701,512
	2020	223,125	—	—	1,674,700	74,696	—	1,972,521
Peter Goguen	2022	361,929	—	552,008	551,988	—	108	1,466,033
Chief Operating Officer	2021	345,232	—	—	976,335	122,924	150,267	1,594,768
	2020	133,800	—	—	182,500	—	299,769	616,069
Matthew Leibel(5)	2022	332,231	—	529,001	528,987	64,378	10,186	1,464,783
Chief Technology Officer
Bill Cronin	2022	362,250	—	489,016	488,995	—	7,872	1,348,133
Chief Revenue Officer

(1)

Salary amounts represent actual amounts earned during the periods presented. See “—Compensation Discussion and Analysis—Elements of Our Fiscal Year 2022 Executive Compensation Program—Base Salary]” above for further information.

(2)

The amounts shown for RSU and option awards represent the aggregate grant date fair value of the option awards granted to our named executive officers during the years indicated as computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). See Note 2 to Consolidated Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions used in determining the aggregate grant date fair value of our RSU and option awards. The amounts reported do not reflect the actual economic value that may be realized by the named executive officers.

(3)

See “—Compensation Discussion and Analysis—Elements of Our Fiscal Year 2022 Executive Compensation Program—Non-Equity Incentive Plan Compensation” above for a description of the material terms of the program pursuant to which this compensation was awarded.

(4)

Includes for 2022 (i) matching contributions to 401(k) plans in the amounts of $1,050, $11,586, $10,078 and $7,764 for Mr. Altschuler, Mr. Rallo, Mr. Leibel and Mr. Cronin, respectively, and (ii) life insurance premiums of $108 paid by us on behalf of Mr. Altschuler, Mr. Rallo, Mr. Goguen, Mr. Leibel and Mr. Cronin.

(5)	Mr. Leibel was promoted to Chief Technology Officer in September 2022.

Grants of Plan-Based Awards

The following table shows for the fiscal year ended December 31, 2022 certain information regarding grants of plan-based awards to the Named Executive Officers

Name	Grant Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)
Randolph Altschuler	Annual Incentive	—	—	465,000	—	—	—	—	—
	RSU	3/15/2022				47,519	—	—	1,656,512
	Stock Option	3/15/2022				—	78,574	34.86	1,656,490
James Rallo	Annual Incentive	—	—	264,550	—	—	—	—	—
	RSU	3/15/2022				21,687	—	—	756,009
	Stock Option	3/15/2022				—	35,860	34.86	755,997
Peter Goguen	Annual Incentive	—	—	199,238	—	—	—	—	—
	RSU	3/15/2022				15,835	—	—	522,008
	Stock Option	3/15/2022				—	26,183	34.86	551,988
Matthew Leibel	Annual Incentive	—	—	186,248	—	—	—	—	—
	RSU	3/15/2022				15,175	—	—	529,001
	Stock Option	3/15/2022				—	25,092	34.86	528,987
Bill Cronin	Annual Incentive	—	—	253,575	—	—	—	—	—
	RSU	3/15/2022				14,028	—	—	489,016
	Stock Option	3/15/2022				—	23,195	34.86	488,995

(1)

The amounts set forth in the “Target” column represent target bonus amounts for each named executive officer for 2022 under our non-equity incentive plan, and do not represent either additional or actual compensation earned by our named executive officers for the year ended December 31, 2022. The dollar value of the actual payments for these awards is included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above. The plan does not provide for threshold or maximum payout amounts.

(2)

Amounts reported represent the aggregate grant date fair value of RSUs and stock options granted to our executive officers under our 2021 Plan, computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the RSUs and stock options reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K. The amounts reported do not reflect the actual economic value that may be realized by the named executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2022:

Name	Grant Date	Vesting Commencement Date	Option Awards(1)					Stock Awards(1)
			Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(2)
Randolph Altschuler	1/30/2018	1/1/2018	73,518	—	(3)	1.65	1/29/2028	—		—
	8/8/2019	5/2/2019	178,875	26,894	(3)	3.65	8/7/2029	—		—
	3/26/2021	1/1/2021	68,173	74,102	(3)	12.32	3/27/2031	—		—
	3/15/2022	1/1/2022	—	78,574	(4)	34.86	3/14/2032	—		—
	3/15/2022	1/1/2022	—	—		—	—	47,519	(5)	1,531,537
James Rallo	5/6/2020	4/13/2020	118,236	152,941	(3)	3.65	5/5/2030	—		—
	3/26/2021	1/1/2021	4,791	5,209	(3)	12.32	3/27/2031	—		—
	3/15/2022	1/1/2022	—	35,860	(4)	34.86	3/14/2032	—		—
	3/15/2022	1/1/2022	—	—		—	—	21,687	(5)	698,972
Peter Goguen	2/20/2019	1/1/2019	833	834	(3)	1.68	2/19/2029	—		—
	4/28/2020	1/1/2020	1,042	13,542	(3)	3.65	4/27/2030	—		—
	3/26/2021	1/1/2021	5,208	26,042	(3)	12.32	3/27/2031	—		—
	3/15/2022	1/1/2022	—	26,183	(4)	34.86	3/14/2032	—		—
	3/15/2022	1/1/2022	—	—		—	—	15,835	(5)	510,362
Matthew Leibel	8/8/2019	6/10/2019	67,500	12,500	(3)	3.65	8/7/2029	—		—
	3/26/2021	1/1/2021	11,979	13,021	(3)	12.32	3/27/2031	—		—
	3/15/2022	1/1/2022	—	25,092	(4)	34.86	3/14/2032	—		—
	3/15/2022	1/1/2022	—	—		—	—	15,175	(5)	489,090
Bill Cronin	2/20/2019	1/1/2019	2,917	417	(3)	1.68	2/19/2029	—		—
	4/28/2020	1/1/2020	5,104	9,480	(3)	3.65	4/27/2030	—		—
	3/26/2021	1/1/2021	23,958	26,042	(3)	12.32	3/27/2031	—		—
	3/15/2022	1/1/2022	—	23,195	(4)	34.86	3/14/2032	—		—
	3/15/2022	1/1/2022	—	—		—	—	14,028	(5)	452,122

(1)

Equity awards granted prior to July 2, 2021 were granted under our 2016 Incentive Plan (“2016 Plan”) and equity awards granted on or after July 2, 2021 were granted under our 2021 Equity Incentive Plan (“2021 Plan”). Our 2021 Plan, became effective on July 2, 2021, in connection with our IPO. Our 2016 Plan was suspended when our 2021 Plan became effective; however, awards outstanding under our 2016 Plan continue in full effect in accordance with their existing terms. All vesting is subject to the individual’s continuous service with us through the vesting dates.

(2)	Market value is calculated based on the closing price of our Class A common stock on December 30, 2022, which was $32.23, as reported on Nasdaq.
(3)

The shares underlying the option vest over four years, with 25% of the total shares granted vesting on one-year anniversary of the vesting commencement date, with the remainder vesting in equal monthly installments over the remaining 36 months.

(4)

The shares underlying the option vest over four years, with 25% of the total shares granted vesting on one-year anniversary of the vesting commencement date, with the remainder vesting in equal quarterly installments over the remaining 36 months.

(5)

The shares underlying the RSU award vest over four years, with 25% of the total shares granted vesting on one-year anniversary of the vesting commencement date, with the remainder vesting in equal quarterly installments over the remaining 36 months.

Option Exercises and Stock Vested

The following table shows for the fiscal year ended December 31, 2022, certain information regarding option exercises and stock vested during the last fiscal year with respect to the named executive officers:

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Randolph Altschuler	52,556	1,568,943
James Rallo	164,116	6,360,631
Peter Goguen	39,375	1,563,980
Matthew Leibel	10,000	335,900
Bill Cronin	19,896	597,612

(1)	The value realized upon exercise is the aggregate total of the difference between the sale price and the exercise price per option, multiplied by the number of shares acquired on exercise.

Potential Payments Upon Termination or Change in Control

The table below provides information with respect to potential payments and benefits to which our named executive officers would be entitled under the arrangements set forth in their respective offer letters or employment agreement, as described below under the section titled, “Compensation Discussion and Analysis—Other Features of Our Compensation Program—Severance and Change in Control Benefits,” assuming their employment was terminated as of December 31, 2022, including in connection with a change in control as of December 31, 2022.

Name	Type of Termination	Cash Severance ($)(1)	Accelerated Vesting of Equity Awards ($)(2)	Continuation of Insurance Coverage ($)	Total ($)
Randolph Altschuler	Termination without Cause or Good Reason	930,000	—	8,173	938,173

	Termination without Cause or Good Reason in connection with a CIC(3)	1,395,000	16,361,111	8,173	17,764,284
James Rallo	Termination without Cause or Good Reason	671,550	—	5,110	676,660

	Termination without Cause or Good Reason in connection with a CIC(3)	936,100	8,648,311	5,110	9,589,521
Peter Goguen	Termination without Cause or Good Reason	380,363	—	3,867	384,230

	Termination without Cause or Good Reason in connection with a CIC(3)	479,981	1,600,287	3,867	2,084,135

Name	Type of Termination	Cash Severance ($)(1)	Accelerated Vesting of Equity Awards ($)(2)	Continuation of Insurance Coverage ($)	Total ($)
Matthew Leibel	Termination without Cause or Good Reason	246,154	—	1,289	247,443

	Termination without Cause or Good Reason in connection with a CIC	246,154	2,167,652	1,289	2,415,095
Bill Cronin	Termination without Cause or Good Reason	434,700	—	4,087	438,787

	Termination without Cause or Good Reason in connection with a CIC(3)	561,488	1,966,287	4,087	2,531,862

(1)

A description of the cash severance obligations under the employment agreements with the named executive officers is set forth under “—Compensation Discussion and Analysis—Other Features of Our Compensation Program—Severance and Change in Control Benefits” above.

(2)

The value of accelerated vesting of unvested RSUs and unvested but early exercised stock options is based upon the closing price of our Class A common stock on December 30, 2022, which was $32.23, as reported on Nasdaq, multiplied by the number of unvested RSUs. The value of accelerated vesting of unvested, unexercised stock options is based on the difference between the closing stock price on December 30, 2022, as reported on Nasdaq, and the exercise price per option multiplied by the number of unvested options.

(3)

Represents change in control (as defined in the 2021 Plan) severance benefits based on a double-trigger arrangement, which assumes the executive officer is terminated without “cause” or resigns for “good reason” (as such terms are defined in the executive officer’s employment agreement) within three months prior to or 12 months following, a change in control of Xometry.

Limitations of Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws that also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of such person’s actions in that capacity regardless of whether we would otherwise be permitted to indemnify such person under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these amended and restated certificate of incorporation and amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 10b5-1 Sales Plans

Our directors and officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our Class A common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades under parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend or terminate a Rule 10b5-1 plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they do not possess of material nonpublic information, subject to compliance with the terms of our insider trading policy.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2022.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted- average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders:	3,716,550	11.15	5,032,332
Equity compensation plans not approved by security holders	—	—	—

(1)	Includes the 2014 Plan, 2016 Plan and 2021 Plan.

(2)

The weighted average exercise price is calculated based solely on outstanding stock options and does not take into account shares of Class A common stock underlying restricted stock units, which have no exercise price.

(3)

The number of shares of Class A common stock reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board (which may be zero). Pursuant to the terms of the 2021 Plan, the number of shares available under the 2021 Plan was increased by 2,374,920 shares effective January 1, 2023.

PAY VERSUS PERFORMANCE
As
required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and certain financial performance and other of Xometry. For further information concerning our variable pay-for-performance
philosophy and how we align executive compensation with our performance, refer to the “Compensation Discussion and Analysis” above. Our Chief Executive Officer is our principal executive officer, which we refer to as “PEO” in the tables below. The named executive officers are referred to as “NEOs” in the tables below.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss)(7) (millions) ($)
					Total Shareholder Return(5) ($)	Peer Group Total Shareholder Return(5)(6) ($)		Company Selected Measure – Revenue (millions) ($)

2022	3,775,410	1,219,186	1,552,235	(85,068)	36.88	46.10	(76.0)	381.1
2021	3,303,032	15,921,535	345,939	4,696,970	58.65	72.40	(61.4)	218.3

(1)
Represents amounts of total compensation reported for Mr. Altschuler (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”

(2)
Represents the amount of “compensation actually paid” to Mr. Altschuler, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Altschuler during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Altschuler’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually Paid to PEO ($)

2022	3,775,410	3,313,002	756,778	1,219,186
2021	3,303,032	2,778,161	15,396,664	15,921,535

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year. Refer to “Executive Compensation—Summary Compensation Table.”

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments ($)
2022	3,240,998	(1,788,733)	—	(695,487)	—	756,778
2021	5,749,106	4,477,287	—	5,170,271	—	15,396,664

(3)
Represent the average of the amounts reported for our named executive officers as a group (excluding Mr. Altschuler, who is our Chief Executive Officer) in the “Total” column of the Summary Compensation Table in each applicable year. Refer to “Executive Compensation—Summary Compensation Table.” The names of each of the named executive officers (excluding Mr. Altschuler) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Mr. Rallo, Mr. Goguen, Mr. Leibel and Mr. Cronin; and (ii) for 2021, Mr. Rallo and Mr. Goguen.

(4)
Represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Mr. Altschuler), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Mr. Altschuler) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the named executive officers as a group (excluding Mr. Altschuler) for each year to determine the compensation actually paid, using the same methodology described above in footnote 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non- PEO NEOs ($)
2022	1,552,235	1,163,000	(474,303)	(85,068)
2021	345,939	1,244,171	10,292,173	4,696,970

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Average Equity Award Adjustments ($)
2022	1,137,723	(1,201,967)	—	(410,059)	—	(474,303)
2021	1,212,253	6,814,273	—	2,265,647	—	10,292,173

(5)
Cumulative total stockholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our stock price at the end and the beginning of the measurement period by our stock price at the beginning of the measurement period. Because our common stock commenced trading on the Nasdaq Global Select Market on June 30, 2021, we have used this date as the beginning of the measurement period.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the group of companies reported above under “Executive Compensation—Compensation Discussion and Analysis—How We Determine Executive Compensation—2022 Peer Group.

(7)	The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation
S-K,
we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
Compensation Actually Paid and Cumulative TSR
The chart below shows the relationship between the compensation actually paid to Mr. Altschuler and the average compensation actually paid to our other named executive officers (besides Mr. Altschuler), on the one hand, to the Company’s cumulative TSR over the two years presented in the table, on the other.

Compensation Actually Paid and Net Income
The chart below shows the relationship between the compensation actually paid to Mr. Altschuler and the average compensation actually paid to our other named executive officers (besides Mr. Altschuler), on the one hand, to the Company’s net income over the two years presented in the table, on the other.

Compensation Actually Paid and Revenue
The chart below shows the relationship between the compensation actually paid to Mr. Altschuler and the average compensation actually paid to our other named executive officers (besides Mr. Altschuler), on the one hand, to our revenue over the two years presented in the table, on the other.

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The chart below shows the relationship our
two-year
cumulative TSR to the
two-year
cumulative TSR of the companies in the peer group.

Tabular List of Most Important Performance Measures
The following presents the performance measures that we consider to be the most important in linking compensation actually paid to our named executive officers for 2022 to our performance:

Performance Measure
Revenue
EBITDA
Gross Margin
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of Xometry under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation Table

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during 2022. Mr. Altschuler, our Co-Founder and Chief Executive Officer, and Mr. Zuriff, our Co-Founder and Managing Director of our Donor Advised Fund, also serve on our Board but receive no additional compensation in connection with such service.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Deborah Bial	43,000	129,993	172,993
Ranjana Clark	38,000	129,993	167,993
Craig Driscoll(4)	20,000	65,014	85,014
George Hornig	89,000	129,993	218,993
Emily Rollins	53,000	129,993	182,993
Fabio Rosati	48,000	129,993	177,993
Katharine Weymouth	50,000	129,993	179,993

(1)

This column represents the amount of all fees earned or paid in cash for services as a director. The table below shows the amount of cash compensation earned during 2022 that each director elected to receive in shares of our Class A common stock (rounded to the nearest whole dollar) and the and the number of shares received, excluding adjustments for dividend equivalents. The number of shares of our Class A common stock received in lieu of cash was calculated based on the closing price of a share of our Class A common stock on March 14, 2022.

Name	Cash Fees Paid in Class A Common Stock at Director’s Election ($)	Number of Shares of Class A Common Stock Received in Lieu of Cash (#)
Deborah Bial	—	—
Ranjana Clark	38,000	1,090
Craig Driscoll	—
George Hornig	89,000	2,553
Emily Rollins	—	—
Fabio Rosati	—	—
Katharine Weymouth	50,000	1,434

(2)

The amounts reported in this column reflect the aggregate grant date fair value of the stock and option awards granted to our directors as computed in accordance with ASC Topic 718. Note that the amounts reported in this column reflect the accounting cost for these awards and do not reflect the actual economic value that may be realized by the directors upon the vesting of the awards, the exercise of the stock options or the sale of the Class A common stock underlying such awards.

(3)	The following table provides information regarding the aggregate number of stock and option awards granted to our non-employee directors that were outstanding as of December 31, 2022:

Name	Stock Awards (#)	Option Awards (#)
Deborah Bial	3,729	70,000
Ranjana Clark	5,516	—
George Hornig	4,367	30,000
Emily Rollins	3,729	48,000
Fabio Rosati	3,729	—
Katharine Weymouth	4,087	70,000

(4)

Mr. Driscoll resigned from our Board and the Compensation Committee upon the expiration of his term at the 2022 Annual Meeting of Stockholders. Mr. Driscoll’s retainer amount was paid directly to Highland Capital Partners, LLC, a global venture capital firm at which he serves as a General Partner.

Non-Employee Director Compensation Policy

Our Board annually determines the compensation of non-employee director for service to the Board. In March 2023, the Board approved the following compensation amounts for service on our Board for 2023:

•	an annual cash retainer of $35,000;

•	an additional annual cash retainer of $65,000 for service as independent chair of the Board;

•

an additional annual cash retainer of $9,000, $5,000, $3,000 and $3,000 for service as a member of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and ESG Committee, respectively;

•

an additional annual cash retainer of $20,000, $12,000, $7,500 and $7,500 for service as chair of the Audit Committee, chair of the Compensation Committee, chair of the Nominating and Corporate Governance Committee and chair of the ESG Committee, respectively (in lieu of the committee member retainer above);

•	an initial RSU award granted upon a director’s initial election or appointment to the Board, vesting in three equal annual installments;

•

an annual RSU award (each, a “refresher RSU award”) granted each year after the effective date to each non-employee director who continues to serve on such date. Such refresher RSU awards will have an aggregate grant date value equal to $150,000, and will vest on January 1 of the year after the after the refresher RSU award is granted; and

•

at the election of the non-employee director, such director may elect to convert his or her cash compensation under the policy into an RSU (each, a “retainer RSU award”). If a non-employee director makes this election, each such retainer RSU award will be granted by the Board. Each retainer RSU award will cover a number of shares of our Class A common stock equal to (a) the aggregate amount of annual cash compensation otherwise payable to such director, divided by (b) the closing sales price per share of our Class A common stock on the date prior to the grant date, rounded to the nearest whole share. Each retainer RSU award will vest in four equal quarterly installments commencing on April 1 of the year the retainer RSU award is granted.

Each of the RSU awards described above will be granted under our 2021 Plan. Each such RSU award will vest subject to the director’s continuous service with us.

PROPOSAL 4: RATIFICATION OF THE SELECTION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since 2015. Representatives of KPMG LLP are expected to be available during the Annual Meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Our organizational documents do not require that the stockholders ratify the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Xometry and our stockholders.

Vote Required

The affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter at the Annual Meeting will be required to ratify the selection of KPMG LLP.

Principal Accountant Fees and Services

The following table represents the aggregate fees billed to us by KPMG for the periods set forth below.

	Fiscal Year
	2022	2021
Audit fees(1)	$2,100,000	$1,679,963
Audit-related fees	—	—
Tax fees(2)	103,201	46,652
All other fees	—	—

Total fees	$2,203,201	$1,726,615

(1)

Audit fees relate to the audit of our annual financial statements, review of interim financial statements and assistance with our registration statements filed with the SEC. In fiscal year 2021, $962,000 of the audit fees were in connection with our registration statements related to our IPO, including comfort letters, consents and review of documents filed with the SEC.

(2)	Tax fees relate to professional services for corporate tax compliance and tax advisory services.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services provided by KPMG LLP. The policy generally permits pre-approval of specified services in the defined categories of audit services, audit-related services, tax services and permitted non-audit services. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by KPMG LLP is compatible with maintaining the principal accountant’s independence.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

TRANSACTIONS WITH RELATED PERSONS

Below we describe transactions since January 1, 2022 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers, nominees for election as a director, or beneficial owners of more than 5% of any class of our Class A common stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect interest.

Employment of Director

Laurence Zuriff, our Co-Founder and a member of our board of directors, is currently employed as Managing Director of our Donor Advised Fund. For the year ended December 31, 2022, Mr. Zuriff earned $280,117 in aggregate compensation, consisting of base salary and equity compensation. Mr. Zuriff will be eligible to receive equity awards and benefits on the same general terms and conditions as applicable to employees in similar positions.

Employment Agreements

We have entered into employment agreements with certain of our executive officers. For more information regarding employment agreements with our named executive officers, see the section titled “Executive Compensation.”

Equity Grants to Directors and Executive Officers

We have granted stock options and restricted stock units to certain of our directors and executive officers. For more information regarding the stock options and stock awards granted to our directors and named executive officers, see the sections titled “Executive Compensation” and “Non-Employee Director Compensation.”

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provides our Board with discretion to indemnify our employees and other agents when determined appropriate by the board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them. For more information regarding these agreements, see the section titled “Executive Compensation—Limitations on Liability and Indemnification Matters.”

Policies and Procedures Regarding Transactions with Related Persons

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Class A common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our Board or our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our Class A common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our Board or our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Board or our Audit Committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of shares of our Class A common stock as of April 15, 2023, by: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding Class A common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable within 60 days of April 15, 2023. Options to purchase shares of our Class A common stock that are exercisable within 60 days of April 15, 2023, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on (1) 45,151,904 shares of our Class A common stock and (2) 2,676,154 shares of our Class B common stock outstanding as of April 15, 2023. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Xometry, Inc., 6116 Executive Boulevard, Suite 800, North Bethesda, Maryland 20852.

	Class A Common Stock		Class B Common Stock
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned	Percent of Total Voting Power†
5% Stockholders:
Randolph Altschuler(1)	2,622,903	5.8%	1,475,311	55.1%	32.4%
Laurence Zuriff(2)	1,977,829	4.4	1,200,843	44.9	26.3
Entities associated with Brown Capital Management(3)	7,164,159	15.9	—	—	7.3
Entities associated with T. Rowe Price Associates, Inc.(4)	5,164,512	11.4	—	—	5.2
The Vanguard Group(5)	3,523,937	7.8	—	—	3.6
Entities associated with T. Rowe Price Investment Management, Inc.(6)	2,505,919	5.5	—	—	2.5
Directors and Named Executive Officers:
Randolph Altschuler(1)	2,622,903	5.8	1,475,311	55.1%	32.4
James Rallo(7)	186,901	*	—	—	*
Bill Cronin(8)	154,078	*	—	—	*
Peter Goguen(9)	127,087	*	—	—	*
Matthew Leibel(10)	159,618	*	—	—	*
Deborah Bial(11)	50,395	*	—	—	*
Ranjana Clark(12)	6,356	*			*
George Hornig(13)	94,349	*	—	—	*
Emily Rollins(14)	21,104	*	—	—	*
Fabio Rosati(15)	120,267	*	—	—	*
Katharine Weymouth(16)	52,795	*	—	—	*
Laurence Zuriff(2)	1,977,829	4.4	1,200,843	44.9	26.3
All executive officers and directors as a group (13 persons)(17)	6,522,593	14.1%	2,676,154	100.0%	60.2%

*	Represents beneficial ownership of less than 1%.
†

Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to twenty votes per share, and holders of our Class A common stock are entitled to one vote per share

(1)

Consists of (a)(i) 67,406 shares of Class A common stock held by Mr. Altschuler, (ii) 389,798 shares of Class A common stock underlying vested and outstanding options held by Mr. Altschuler that are or will be exercisable within 60 days of April 15, 2023, (iii) 85,582 shares of Class A common stock held by the 2021 Tigers Trust; (iv) 324,533 shares of Class A common stock held by the Matthew Sladkin Altschuler 2012 Trust; (v) 324,533 shares of Class A common stock held by the Noah Sladkin Altschuler 2012 Trust; (vi) 324,533 shares of Class A common stock held Sasha Sladkin Altschuler 2012 Trust, (vii) 475,248 shares of Class A common stock held by The Altschuler Family Trust (2020) and (viii) 631,270 shares of Class A common stock held by Mr. Altschuler’s spouse; and (b) 1,475,311 shares of Class B common stock held by Mr. Altschuler.

(2)

Consists of (a)(i) 814,004 shares of Class A common stock held directly by Mr. Zuriff, (ii) 134,907 shares of Class A common stock underlying vested and outstanding options held by Mr. Zuriff that are or will be exercisable within 60 days of April 15, 2023, (iii) 288,091 shares of Class A common stock held by the Jason Eric Zuriff Trust; (iv) 288,091 shares of Class A common stock held by the Sophie Anna Zuriff Trust; (vi) 287,712 shares of Class A common stock held by the Zuriff Family 2020 Trust; and (v) 165,024 shares of Class A common stock held by ZFI Capital, LP, over which Mr. Zuriff may be deemed to exercise voting and dispositive control; and (b) 1,200,843 shares of Class B common stock held by Mr. Zuriff.

(3)

The information shown is as of December 31, 2022 and is based on a Schedule 13G filed on March 9, 2023. Consists of 4,620,896 shares of Class A common stock. Includes 2,543,263 shares of Class A common stock held by The Brown Capital Management Small Company Fund (together with Brown Capital Management, LLC, “Brown Capital Management”). Brown Capital Management, LLC and The Brown Capital Management Small Company Fund had sole voting power with respect to 3,057,064 and 2,543,263 shares of our Class A common stock, respectively, and Brown Capital Management, LLC and The Brown Capital Management Small Company Fund had sole dispositive power with respect to 4,620,896 and 2,543,263 shares of our Class A common stock, respectively. The address of the principal business office of the foregoing entities is 1201 N. Calvert Street, Baltimore, Maryland 21202.

(4)

The information shown is as of December 31, 2022 and is based on a Schedule 13G filed on February 14, 2023. Consists of 5,520,735 shares of Class A common stock. T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. had sole voting power with respect to 1,010,046 and 4,013,651 shares of our Class A common stock, respectively, and T. Rowe Price Associates, Inc. had sole dispositive power with respect to 5,164,512 shares of our Class A common stock. The address of the principal business office of the foregoing entities is 100 E. Pratt Street, Baltimore, Maryland 21202.

(5)

The information shown is as of December 31, 2022 and is based on a Schedule 13G filed on February 9, 2023. Consists of 3,523,937 shares of Class A common stock. The Vanguard Group had shared voting power with respect to 54,040 shares of Class A common stock, sole dispositive power with respect to 3,452,758 shares of Class A common stock and shared dispositive power with respect to 71,179 shares of Class A common stock. The address of the principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(6)

The information shown is as of December 31, 2022 and is based on a Schedule 13G filed on February 14, 2023. Consists of 2,505,919 shares of Class A common stock. T. Rowe Price Investment Management, Inc. had sole voting power with respect to 774,570 shares of Class A common stock and sole dispositive power with respect to 2,505,919 shares of Class A common stock. The address of the principal business office of T. Rowe Price Investment Management, Inc. is 101 E. Pratt Street, Baltimore, Maryland 21201.

(7)

Consists of (a) 4,066 shares of Class A common stock held by Mr. Rallo and (b) 182,835 shares of Class A common stock underlying vested and outstanding options held by Mr. Rallo that are or will be exercisable within 60 days of April 15, 2023.

(8)

Consists of (a) 103,809 shares of Class A common stock held by Mr. Cronin and (b) 50,269 shares of Class A common stock underlying vested and outstanding options held by Mr. Cronin that are or will be exercisable within 60 days of April 15, 2023.

(9)

Consists of (a) 114,739 shares of Class A common stock held by Mr. Goguen and (b) 12,348 shares of Class A common stock underlying vested and outstanding options held by Mr. Goguen that are or will be exercisable within 60 days of April 15, 2023.

(10)

Consists of (a) 56,673 shares of Class A common stock held by Mr. Leibel and (b) 102,945 shares of Class A common stock underlying vested and outstanding options held by Mr. Leibel that are or will be exercisable within 60 days of April 15, 2023.

(11)

Consists of (a) 3,729 shares of Class A common stock held by Ms. Bial and (b) 46,666 shares of Class A common stock underlying vested and outstanding options held by Ms. Bial that are or will be exercisable within 60 days of April 15, 2023.

(12)	Consists of (a) 6,356 shares of Class A common stock held by Ms. Clark.
(13)

Consists of (a) 76,224 shares of Class A common stock held by Mr. Hornig and (b) 18,125 shares of Class A common stock underlying vested and outstanding options held by Mr. Hornig that are or will be exercisable within 60 days of April 15, 2023.

(14)

Consists of (a) 3,729 shares of Class A common stock held by Ms. Rollins and (b) 17,375 shares of Class A common stock underlying vested and outstanding options held by Ms. Rollins that are or will be exercisable within 60 days of April 15, 2023.

(15)	Consists of (a) 120,267 shares of Class A common stock held by Mr. Rosati.
(16)

Consists of (a) 6,129 shares of Class A common stock held by Ms. Weymouth and (b) 46,666 shares of Class A common stock underlying vested and outstanding options held by Ms. Weymouth that are or will be exercisable within 60 days of April 15, 2023.

(17)

Consists of (a)(i) 5,385,752 shares of Class A common stock and (ii) 1,136,841 shares of Class A common stock underlying vested and outstanding options that are or will be exercisable within 60 days of April 15, 2023, and (b) 2,676,154 shares of Class B common stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Class A common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us or written representations from certain reporting persons received by us during the year ended December 31, 2022, we believe that our executive officers, directors and greater than 10% beneficial owners have complied with all applicable filing requirements, except for the following: Mr. Zuriff filed a Form 4 one day late on January 21, 2022 with respect to five transactions by Mr. Zuriff and his affiliated trusts; Mr. Altschuler filed a Form 4 one day late on June 13, 2022 with respect to six transactions by Mr. Altschuler’s spouse and his affiliated trusts; and Ms. Mayerhofer filed a Form 4 one day late on June 13, 2022 with respect to one transaction.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process is commonly referred to as “householding.”

While we do not household mailings to our stockholders of record, a number of brokers with account holders who are our stockholders will likely be “householding” our Proxy Materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. We will deliver promptly a separate copy of the proxy statement and annual report to any stockholder who sends a written or oral request to us at c/o Secretary, Xometry, Inc., 6116 Executive Boulevard, Suite 800, North Bethesda, Maryland 20852. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

By Order of the Board of Directors

Kristie Scott

General Counsel and Secretary

April 28, 2023

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at www.investors.xometry.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is also available without charge upon written request to our Secretary via email at legal@xometry.com.

Xometry

www.xometry.com @xometry

© 2023 Xometry, Inc. All rights reserved. Xometry is a registered trademark of Xometry, Inc.

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2023 Annual Meeting Proxy Card
qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
Proposals – The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1, FOR Proposals 2 and 4 and 1. Election of Directors: 01 - George Hornig 2. To approve, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. 4. To ratify the selection of KPMG, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Authorized Signatures – This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) – Please print date below.
1 YEAR on Proposal 3. For Withhold
For Withhold 02 - Fabio Rosati For Against Abstain 3. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers. Signature 1 – Please keep signature within the box.
+ For Withhold 03 - Katharine Weymouth 1 Year 2 Years 3 Years Abstain Signature 2 – Please keep signature within the box.
1UPX
03T8BD

The 2023 Annual Meeting of Stockholders of Xometry, Inc. will be held on
Tuesday, June 20, 2023 at 11:00 AM Eastern Time, virtually via the internet at www.meetnow.global/M4TPYZL.
To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/xmtr
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qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
Xometry, Inc.
Notice of 2023 Annual Meeting of Stockholders
Proxy Solicited by Board of Directors for Annual Meeting – June 20, 2023
Randolph Altschuler, James Rallo, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Xometry, Inc. to be held at www.meetnow.global/M4TPYZL on June 20, 2023 at 11:00 a.m., Eastern Time, or at any postponement or adjournment thereof, in the manner directed on the reverse side of this card (with discretionary authority under Proposal 1 to vote for any substitute nominee if any nominee is unable to serve or for good cause will not serve) and in their discretion on such other matters as may properly come before said meeting or any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, FOR items 2 and 4 and 1 YEAR on item 3.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side)
Non-Voting Items
Change of Address – Please print new address below.
Comments – Please print your comments below.